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                                                                    EXHIBIT 99.2





FOR IMMEDIATE RELEASE
October 25, 2000

Contact: John Breed
         713-209-8835

               COOPER INDUSTRIES ANNOUNCES COMPLETION OF EUROBONDS

HOUSTON, Oct. 25 -- Cooper Industries, Inc. (NYSE: CBE) today announced that it has completed the issuance of EUR300 million of five-year bonds. The bonds, which will mature on October 25, 2005, were sold to investors at par and have a
6.25 percent coupon that will be paid annually. The funds raised from the bonds will be used to pay down short-term debt.

Cooper Industries, with 1999 revenues of $3.9 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the company's Internet site:
www.cooperindustries.com.


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